                                                                     Exhibit 3.1

                          SEVENTH AMENDED AND RESTATED
                                   CERTIFICATE
                                       OF
                                  INCORPORATION
                                       OF
                              NxSTAGE MEDICAL, INC.

Jeffrey H. Burbank, being the President of NxSTAGE MEDICAL, INC., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

FIRST: The original name of the Corporation is Qb Medical, Inc. and the date of filing the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware is October 20, 1998; the Certificate of Incorporation of the Corporation was later amended on December 28, 1998, June 30, 1999, January 21, 2000, May 24, 2001, April 15, 2003, August 18, 2004 and
            December 28, 2004. This Seventh Amended and Restated Certificate amends, restates and further integrates the Corporation's Certificate of Incorporation pursuant to Sections 242 and 245 of the Delaware General Corporation Law.

SECOND: The Board of Directors of the Corporation, pursuant to unanimous written consent, adopted resolutions authorizing the Corporation to integrate, restate and further amend its Certificate of Incorporation in its entirety to read as set forth below (the "Seventh Amended and Restated Certificate").

THIRD: In accordance with Section 228, Section 242 and Section 245 of the General Corporation Law of the State of Delaware, the Seventh Amended and Restated Certificate was duly approved and adopted pursuant to a written consent signed by the holders of at least a majority of the issued and outstanding shares of stock entitled to vote thereon of the Corporation. Written notice will be given to the stockholders who have not consented in writing in accordance with
            Section 228(d) of the General Corporation Law of the State of Delaware.

                                  * * * * * * *

The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                       I.

      The name of the corporation is NxSTAGE MEDICAL, INC.

                                       II.

      The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, 19801. The name of the corporation's registered agent at such address is The Corporation Trust Company.

                                      III.

      The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

      The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The Corporation is authorized to issue Twenty Million (20,000,000) shares of Common Stock, each having a par value of one-tenth of one cent ($0.001). The Corporation is authorized to issue Fifteen Million Seven Hundred Fifty Nine Thousand Six Hundred and Sixty (15,759,660) shares of Preferred Stock, each having a par value of one-tenth of one cent ($0.001).

      A.    Common Stock.

            1. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuances of the Preferred Stock of any series.

            2. The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders. There shall be no cumulative voting.

            3. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

            4. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding or reserved for conversion of the outstanding Preferred Stock) by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the General Corporation Law of the State of Delaware (voting together on an as-if converted basis).

            5. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution, subject to any preferential rights of any then outstanding Preferred Stock

      B.    Preferred Stock

            1. Authorization. The Preferred Stock may be issued from time to time in one or more series. Subject to compliance with applicable protective rights which have been or may be granted to the Preferred Stock or a series thereto in Certificates of Determination or the Corporation's Certificate of Incorporation as from time to time amended, the Board of Directors is hereby authorized with respect to any wholly unissued series of Preferred Stock and within the limitations and restrictions set forth in this Seventh Amended and Restated Certificate, by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof (including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences thereof), and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them (a "Preferred Stock Designation"); and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

            2. Preferred Stock Designation. One Million Eight Hundred Seventy-Five Thousand (1,875,000) of the shares of Preferred Stock are hereby designated "Series B Preferred Stock" (the "Series B Preferred Stock"), One Million One Hundred Fifty Five Thousand One Hundred and Sixty Nine (1,155,169) of the shares of Preferred Stock are hereby designated "Series C Preferred Stock" (the "Series C Preferred Stock"), Five Million Eleven Thousand One Hundred and Seventy Three (5,011,173) of the shares of Preferred Stock are hereby designated "Series D Preferred Stock" (the "Series D Preferred Stock"), Two Million Six Hundred Ninety Thousand Eight Hundred and Forty Six (2,690,846) of the shares of Preferred Stock are hereby designated "Series E Preferred Stock (the "Series E Preferred Stock"), Two Million Eight Hundred Twenty Nine Thousand Six Hundred and Seventy One (2,829,671) of the shares of Preferred Stock are hereby designated "Series F Preferred Stock (the "Series F Preferred Stock") and Two Million One Hundred Ninety Seven Thousand Eight Hundred and One (2,197,801) of the shares of Preferred Stock are hereby designated "Series F-1 Preferred Stock (the "Series F-1 Preferred Stock").

            3. Dividends. In each fiscal year of the Corporation, the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock as may be issued and outstanding, shall be entitled to receive, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, dividends at the rate of seven percent (7.0%) per annum of the Original Issue Price per share of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock, respectively (as adjusted for any stock splits, combinations, consolidations, recapitalizations, stock dividends or the like), payable out of funds legally available therefor. Such dividends are payable only when and if declared by the Board of Directors and may not be cumulative. So long as any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock are outstanding, no dividends (other than those payable solely in the Common Stock of the Corporation), whether in cash or property, may be declared or paid, nor may any other distribution be made, on any junior stock of the Corporation, nor may any junior stock be purchased, redeemed, or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services by the Corporation or on exercise of the Corporation's right of first refusal) during any fiscal year of the Corporation until the full annual dividends on the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock (and any dividends from prior year(s) declared but unpaid) have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock in an amount equal (on an as-if converted basis) to the amount paid or set aside for each share of Common Stock. The provisions of this paragraph shall not, however, apply (i) to a dividend payable in Common Stock, (ii) upon the acquisition of shares of any junior stock in exchange for shares of other junior stock, or (iii) to any repurchase of any outstanding stock of the Corporation, provided that the same has been unanimously approved by the Corporation's Board of Directors. As used herein, the term "Original Issue Price" shall mean with respect to: (i) the Series B Preferred Stock, $2.67 per share, (ii) the Series C Preferred Stock, $5.21 per share, (iii) the Series D Preferred Stock, $5.97 per share, (iv) the Series E Preferred Stock, $5.97 per share, (v) the Series F Preferred Stock, $7.28 per share, and (vi) the Series F-1 Preferred Stock, $7.28 per share.

            4. Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount equal to the Original Issue Price per share of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock (as adjusted for any combinations, consolidations, or stock dividends of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock with respect to such shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock, as the case may
be), plus all declared but unpaid dividends on such share for each share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock then held by them and no more (such amount in each case, a "Liquidation Amount"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F

Preferred Stock and Series F-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full Liquidation Amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock in proportion to the Liquidation Amount of the respective series, and ratably among the holders of each series in proportion to the amount of stock of such series held by each such holder.

                  (b) After payment to the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock of the Liquidation Amount, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock , Series F-1 Preferred Stock and Common Stock in proportion to the number of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock and Common Stock then held by them with each share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock being treated as the shares of Common Stock into which such Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock could then be converted (and taking into consideration any adjustment to the Series F-1 Conversion Price pursuant to
Section 10(c)(ii) hereof).

                  (c) A sale of all or substantially all of the assets of the Corporation to a person or entity other than a wholly-owned subsidiary or affiliate of the Corporation (an "Asset Transfer") or a consolidation or merger of the Corporation with or into any other corporation or corporations in which more than fifty percent (50%) of the voting power of the surviving entity, calculated on an as-if-converted basis, is not owned by persons who were holders of capital stock or securities convertible into capital stock of the Corporation immediately prior to such merger, consolidation or sale (an "Acquisition") will be deemed a liquidation, dissolution or winding up within the meaning of this
Section 4. All consideration payable to the stockholders of the Corporation in connection with any such Acquisition, or all consideration payable to the Corporation and distributable to its stockholders, together with all other available assets of the Corporation (net of obligations owed by the Corporation that are senior to the Corporation's Preferred Stock), in connection with any such Asset transfer, shall be, as applicable, paid by the purchaser to the holders of, or distributed by the Corporation in redemption (out of funds legally available therefor) of, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock and Common Stock, in accordance with the preferences and priorities set forth in Subsections 4(a) and 4(b) above, with such preferences and priorities specifically intended to be applicable in any such Acquisition or Asset Transfer as if such transaction were a liquidation, dissolution or winding up of the Corporation. In furtherance of the foregoing, the Corporation shall take such actions as are necessary to give effect to the provisions of this Subsection 4(c), including without limitation, (i) in the case of an Acquisition, causing the definitive agreement relating to such Acquisition to provide for a rate at which the shares of Series B Preferred Stock, Series C

Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock are converted into or exchanged for cash, new securities or other property which gives effect to the preferences and priorities set forth in Subsections 4(a) and 4(b) above, or (ii) in the case of an Asset Transfer, redeeming the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock. The Corporation shall promptly provide to the holders of shares of Preferred Stock such information concerning the terms of such Acquisition or Asset Transfer, and the value of the assets of the Corporation as may reasonably be requested by such holders. The amount deemed distributed to the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock upon any such transaction shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation or the acquiring person, firm or other entity, as applicable.

            5. Voting Rights.

                  (a) Series B Preferred Stock Voting Rights. Except as otherwise expressly provided herein or as required by law, the holder of each share of the Series B Preferred Stock is entitled to one vote per share of the Common Stock into which such share of Series B Preferred Stock could be converted, has voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series F-1 Preferred Stock as a single class) and is entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation.

                  (b) Series C Preferred Stock Voting Rights. Except as otherwise expressly provided herein or as required by law, the holder of each share of the Series C Preferred Stock is entitled to one vote per share of the Common Stock into which such share of Series C Preferred Stock could be converted, has voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock, the Series B Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series F-1 Preferred Stock as a single class) and is entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation.

                  (c) Series D Preferred Stock Voting Rights. Except as otherwise expressly provided herein or as required by law, the holder of each share of the Series D Preferred Stock is entitled to one vote per share of the Common Stock into which such share of Series D Preferred Stock could be converted, has voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series F-1 Preferred Stock as a single class) and is entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation.

                  (d) Series E Preferred Stock Voting Rights. Except as otherwise expressly provided herein or as required by law, the holder of each share of the Series E Preferred Stock is entitled to one vote per share of the Common Stock into which such share of Series E Preferred Stock could be converted, has voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series F Preferred Stock and the Series F-1 Preferred Stock as a single class) and is entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation.

                  (e) Series F Preferred Stock Voting Rights. Except as otherwise expressly provided herein or as required by law, the holder of each share of the Series F Preferred Stock is entitled to one vote per share of the Common Stock into which such share of Series F Preferred Stock could be converted, has voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F-1 Preferred Stock as a single class) and is entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation.

                  (f) Series F-1 Preferred Stock Voting Rights. Except as otherwise expressly provided herein or as required by law, the holder of each share of the Series F-1 Preferred Stock is entitled to one vote per share of the Common Stock into which such share of Series F-1 Preferred Stock could be converted, has voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, Series E Preferred Stock and the Series F Preferred Stock as a single class) and is entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation.

                  (g) Separate Vote of Preferred Stock. For so long as at least One Hundred Thousand (100,000) shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series F-1 Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock voting together as a single class on an as-if-converted basis, shall be required to effect or validate any action which:

                        (i) adversely alters or changes the voting powers, preferences, or other rights or privileges, qualifications, limitations or restrictions of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock whether by merger, consolidation or otherwise;

                        (ii) authorizes any class or series, or increases, whether by reclassification or otherwise, the authorized amount of any class or series, of equity securities of the Corporation senior to or on a parity with the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock in right of liquidation preference or dividends;

                        (iii) increases or decreases (other than by redemption or conversion) the authorized number of shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock;

                        (iv) increases or decreases the authorized number of Directors of the Corporation from seven (7);

                        (v) results in the redemption, repurchase, payment of dividends or other distributions with respect to junior stock (except for acquisitions of Common Stock of the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's first right of refusal upon a proposed transfer);

                        (vi) authorizes an Acquisition or Asset Transfer;

                        (vii) results in the taxation of the holders of the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock under Section 305 of the Internal Revenue Code, as from time to time amended; or

                        (viii) amends, alters, repeals or waives any provisions of the Seventh Amended and Restated Certificate or the Bylaws of the Corporation with respect to the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock whether by merger, consolidation or otherwise.

; provided that any action falling within the provisions of (i) or (viii) above which (a) adversely applies to the holders of the Series D or Series E Preferred Stock in a different manner from the holders of any other series of Preferred Stock (it being expressly understood that an offering of equity securities of the Corporation at a price below the original issue price of the Series D or Series E Preferred Stock does not constitute an action which adversely applies to the holders of the Series D or Series E Preferred Stock for purposes hereof), or (b) which amends the definition of Qualified Public Offering in Section 10(m) of this Seventh Amended and Restated Certificate to an amount lower than that contemplated in this Seventh Amended and Restated Certificate, shall also require the approval of at least eighty-five percent (85%) of the Series D or Series E Preferred Stock, as the case may be, with each Series voting as a single series.

            6. Consent for Certain Repurchases Deemed to be Distributions. Each holder of an outstanding share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock is deemed to have consented, for purposes of the General Corporation Law of Delaware, to distributions made by the Corporation in connection with the repurchase at cost (or such other price as may be agreed to by the Corporation's Board of Directors) of shares of capital stock issued to or held by officers, directors, employees, or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such persons.

            7. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein are vested in the Common Stock.

            8. No Reissuance of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock. No share or shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise will be reissued, and all such shares shall be returned to the status of undesignated shares of Preferred Stock.

            9. Redemption Rights. The Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock are not subject to redemption, as a whole or in part; but on or after May 1, 2007, upon written request of seventy percent (70%) of the holders of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock, voting on an as-if-converted basis, together as a single class and not as separate series, the Corporation will redeem all of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock at the Original Issue Price of such shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock, as the case may be (as adjusted for any combinations, consolidations or stock dividends of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock with respect to such shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock, as the case may be), plus all declared but unpaid dividends on such share for each share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock (such amount in each case a "Redemption Price"), to the extent funds are legally available therefor. If the funds of the Corporation legally available are insufficient to repurchase all of the

Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock, then those funds which are legally available shall be used to redeem the maximum number of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock ratably among the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock in proportion to the Redemption Price of the respective series, and ratably among the holders of each series in proportion to the amount of stock of such series held by each such holder. Notwithstanding anything herein to the contrary, those shares of Preferred Stock not so redeemed shall remain outstanding and shall be entitled to all of the rights, preferences and privileges provided herein. From time to time thereafter when additional funds of the Corporation are legally available for redemption of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock, such funds shall promptly be used to redeem the balance of the shares which the Corporation was obliged to redeem on the redemption date but has not yet redeemed.

            10. Conversion Rights. The holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock have the following rights with respect to the conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock into shares of Common Stock (the "Conversion Rights"):

                  (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 10, any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the "Series B Conversion Rate", the "Series C Conversion Rate," the "Series D Conversion Rate", the "Series E Conversion Rate,", the "Series F Conversion Rate" or the "Series F-1 Conversion Rate", as applicable, then in effect (determined as provided in Section 10(b)(i), 10(b)(ii), 10(b)(iii), 10(b)(iv), 10(b)(v) or 10(b)(vi) respectively) by the number of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock, respectively, being converted.

                  (b) Conversion Rate. The conversion rate in effect at any time:

                        (i) for conversion of the Series B Preferred Stock (the "Series B Conversion Rate") is the quotient obtained by dividing the Original Issue Price of the Series B Preferred Stock by the "Series B Conversion Price," calculated as provided in Section 10(c); and

                        (ii) for conversion of the Series C Preferred Stock (the "Series C Conversion Rate") is the quotient obtained by dividing the Original Issue Price of the Series C Preferred Stock by the "Series C Conversion Price," calculated as provided in Section 10(c).

                        (iii) for conversion of the Series D Preferred Stock (the "Series D Conversion Rate") is the quotient obtained by dividing the Original Issue Price of the Series D Preferred Stock by the "Series D Conversion Price," calculated as provided in Section 10(c).

                        (iv) for conversion of the Series E Preferred Stock (the "Series E Conversion Rate") is the quotient obtained by dividing the Original Issue Price of the Series E Preferred Stock by the "Series E Conversion Price," calculated as provided in Section 10(c).

                        (v) for conversion of the Series F Preferred Stock (the "Series F Conversion Rate") is the quotient obtained by dividing the Original Issue Price of the Series F Preferred Stock by the "Series F Conversion Price," calculated as provided in Section 10(c).

                        (vi) for conversion of the Series F-1 Preferred Stock (the "Series F-1 Conversion Rate") is the quotient obtained by dividing the Original Issue Price of the Series F-1 Preferred Stock by the "Series F-1 Conversion Price," calculated as provided in Section 10(c).

                  (c) Conversion Price.

                        (i) The conversion price for the Series B Preferred Stock is, initially, the Original Issue Price of the Series B Preferred Stock (the "Series B Conversion Price"); the conversion price for the Series C Preferred Stock is, initially, the Original Issue Price of the Series C Preferred Stock (the "Series C Conversion Price"); the conversion price for the Series D Preferred Stock is, initially, the Original Issue Price of the Series D Preferred Stock (the "Series D Conversion Price"); the conversion price for the Series E Preferred Stock is, initially, the Original Issue Price of the Series E Preferred Stock (the "Series E Conversion Price"); the conversion price for the Series F Preferred Stock is, initially, the Original Issue Price of the Series F Preferred Stock (the "Series F Conversion Price") and the conversion price for the Series F-1 Preferred Stock is, initially, the Original Issue Price of the Series F-1 Preferred Stock (the "Series F-1 Conversion Price" and, together with the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, Series E and the Series F Conversion Price, the "Conversion Price"). The Conversion Price for each series shall be adjusted from time to time in accordance with this
                        Section 10. All references to the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series F-1 Conversion Price or the Conversion Price herein means such conversion price as so adjusted.

                        (ii) Notwithstanding anything to the contrary herein,
                        (x) upon the closing of an initial firmly underwritten public offering of Common Stock for the account of the Corporation pursuant to an effective registration statement under the Securities Act of 1933 in which the initial price per share to the public is less than 1.7 times the then effective Series F Conversion Price or less than 1.5 times the then effective Series F-1 Conversion Price, then upon such closing, and immediately prior to any conversion of the Series F or Series F-1 Preferred Stock into Common Stock in connection therewith, the Series F and/or Series F-1 Conversion Price, as applicable, shall be reduced to the higher of (1) such initial price per share to the public divided by 1.7 in the case of the Series F Preferred Stock, and 1.5 in the case of the Series F-1 Preferred Stock; and (2) $5.97 (as adjusted for stock splits, stock dividends and similar events after the Original Issue Date); and (y) upon the closing of an Asset Transfer or Acquisition in which the total consideration per share to be received by the holders of the Series F or Series F-1 Preferred Stock (calculated in accordance with Sections 4(a) and 4(b) and without taking into account any adjustment to the Series F or Series F-1 Conversion Price pursuant to those Sections) is less than 1.7 times the then effective Series F Conversion Price or less than 1.5 times the then effective Series F-1 Conversion Price, then immediately prior to the closing of such Asset Transfer or Acquisition, the Series F and/or Series F-1 Conversion Price, as applicable, shall be reduced to the higher of (1) the total consideration per share to be received by the holders of Series F or Series F-1 Preferred Stock (calculated in accordance with Sections 4(a) and 4(b) and without taking into account any adjustment to the Series F or Series F-1 Conversion Price pursuant to those Sections) in the Asset Transfer or Acquisition divided by 1.7 in the case of the Series F Preferred Stock, and 1.5 in the case of the Series F-1 Preferred Stock; and (2) $5.97 (as adjusted for stock splits, stock dividends and similar events after the Original Issue Date).

                  (d) Mechanics of Conversion. Each holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 10 shall surrender the certificate or certificates therefor, duly endorsed, at the principal business office of the Corporation or any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                  (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date that the first share of Series F-1 Preferred Stock is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this
Section 10(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 10 to reflect the actual payment of such dividend or distribution.

                  (g) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provisions will be made so that the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock will receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 10 with respect to the rights of the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock or with respect to such other securities by their terms.

                  (h) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series F-1 Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 10), in any such event each holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock thereafter has the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock, as applicable, could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (i) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer as defined in Section 4(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 10), as a part of such capital reorganization, provision shall be made so that the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock remaining outstanding after the capital reorganization, will thereafter be entitled to receive, upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred

Stock, the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 10 with respect to the rights of the holders of Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, Series F Preferred Stock and the Series F-1 Preferred Stock after the capital reorganization to the end that the provisions of this Section 10 (including adjustment of the applicable Conversion Price then in effect and the number of shares issuable upon conversion of Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock) are applicable after that event and be as nearly equivalent as practicable.

               (j) Sale of Shares Below Conversion Price.

                        (i) If at any time or from time to time after the Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection
                        (j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 10(f) above, and other than a subdivision or combination of shares of Common Stock as provided in
                        Section 10(e) above, for a price (the "Effective Price") less than the then-effective Series B Conversion Price, then and in each such case the then-existing Series B Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series B Conversion Price by a fraction

                              (I) the numerator of which shall be

                                    (x) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus

                                    (y) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (j)(vi)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and

                              (II) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

                              For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the number of shares of Common Stock actually outstanding.

                        (ii) If at any time or from time to time after the Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection
                        (j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 10(f) above, and other than a subdivision or combination of shares of Common Stock as provided in
                        Section 10(e) above, for the Effective Price less than the then-effective Series C Conversion Price, then and in each such case the then-existing Series C Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series C Conversion Price by a fraction

                              (I) the numerator of which shall be

                                    (x) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus

                                    (y) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (j)(vi)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and

                              (II) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the number of shares of Common Stock actually outstanding.

                        (iii) If at any time or from time to time after the Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection
                        (j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in

                        Section 10(f) above, and other than a subdivision or combination of shares of Common Stock as provided in
                        Section 10(e) above, for the Effective Price less than the then-effective Series D Conversion Price, then and in each such case the then-existing Series D Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series D Conversion Price by a fraction

                              (I) the numerator of which shall be

                                    (x) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus

                                    (y) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (j)(vi)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and

                              (II) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the number of shares of Common Stock actually outstanding.

                        (iv) If at any time or from time to time after the Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection
                        (j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 10(f) above, and other than a subdivision or combination of shares of Common Stock as provided in
                        Section 10(e) above, for the Effective Price less than the then-effective Series E Conversion Price, then and in each such case the then-existing Series E Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series E Conversion Price by a fraction

                              (I) the numerator of which shall be

                                    (x) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus

                                    (y) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (j)(vi)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and

                              (II) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the number of shares of Common Stock actually outstanding.

                        (v) If at any time or from time to time after the Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection
                        (j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 10(f) above, and other than a subdivision or combination of shares of Common Stock as provided in
                        Section 10(e) above, for the Effective Price less than the then-effective Series F Conversion Price, then and in each such case the then-existing Series F Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series F Conversion Price by a fraction

                              (I) the numerator of which shall be

                                    (x) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus

                                    (y) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (j)(vi)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and

                              (II) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the number of shares of Common Stock actually outstanding.

                        (vi) If at any time or from time to time after the Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection
                        (j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 10(f) above, and other than a subdivision or combination of shares of Common Stock as provided in
                        Section 10(e) above, for the Effective Price less than the then-effective Series F-1 Conversion Price, then and in each such case the then-existing Series F-1 Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series F-1 Conversion Price by a fraction

                              (I) the numerator of which shall be

                                    (x) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus

                                    (y) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (j)(vi)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and

                              (II) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the number of shares of Common Stock actually outstanding.

                        (vii) For the purpose of making any adjustment required under this Section 10(j), the consideration received by the Corporation for any issue or sale of securities

                              (A) to the extent it consists of cash, will be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation,

                              (B) to the extent it consists of property other than cash, will be computed at the fair value of that property as determined in good faith by the Board of Directors, and

                              (C) if Additional Shares of Common Stock,
                              Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                        (viii) For the purpose of the adjustment required under this Section 10(j), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if

                              (A) the Effective Price of such Additional Shares of Common Stock is less than the Series B Conversion Price, then the Corporation will be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series B Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series B Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series B Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series B Preferred Stock; and

                              (B) if the Effective Price of such Additional Shares of Common Stock is less than the Series C Conversion Price, then the Corporation will be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series C Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series C Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series C Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series C Preferred Stock.

                              (C) if the Effective Price of such Additional Shares of Common Stock is less than the Series D Conversion Price, then the Corporation will be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series D Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series D Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series D Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series D Preferred Stock.

                              (D) if the Effective Price of such Additional Shares of Common Stock is less than the Series E Conversion Price, then the Corporation will be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series E Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series E Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series E Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series E Preferred Stock.

                              (E) if the Effective Price of such Additional Shares of Common Stock is less than the Series F Conversion Price, then the Corporation will be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced;

                              provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series F Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series F Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series F Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series F Preferred Stock.

                              (F) if the Effective Price of such Additional Shares of Common Stock is less than the Series F-1 Conversion Price, then the Corporation will be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or

                              Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series F-1 Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series F-1 Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series F-1 Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series F-1 Preferred Stock.

                        (ix) "Additional Shares of Common Stock" means all shares of Common Stock issued after the Original Issue Date by the Corporation or deemed to be issued pursuant to this Section 10(j), whether or not subsequently reacquired or retired by the Corporation other than (1) shares of Common Stock issued upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock;
                        (2) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to the NxSTAGE MEDICAL, INC. 1999 Stock Option and Grant Plan (as the same may be amended), or stock purchase or stock option plans or other arrangements that are approved by the Board; and (3) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date.

                        (x) Notwithstanding the foregoing, no adjustment shall be made to the Series B, Series C, Series D, Series E, Series F or Series F-1 Conversion Price of any shares of Series B, Series C, Series D, Series E, Series F or Series F-1 Preferred Stock (the "Existing Preferred Stock") pursuant to the provisions of Section 10(j) if the holder of such Preferred Stock does not purchase, its Pro Rata Share (as defined below) of the Available Shares (as defined below) issued at an Effective Price for the Additional Shares of Common Stock less than the then-existing Series B, Series C, Series D, Series E, Series F or Series F-1 Conversion Price, as the case may be, and, in such event, all shares of Existing Preferred Stock held by such holder whose then effective Conversion Price is greater than the Effective Price of the Additional Shares of Common Stock , as the case may be, shall be mandatorily converted into shares of New Preferred Stock (as defined below) pursuant to the provisions set forth below. For purposes hereof, each Preferred Stockholder's "Pro Rata Share" shall mean the quotient of the holder's total number of issued and outstanding shares in the Corporation (Preferred and Common) on a fully converted basis divided by the total number of issued and outstanding shares in the Corporation (Preferred and Common) on a fully converted basis. "Available Shares" means the Additional Shares of Common Stock or Convertible Securities to be offered less (i) the Additional Shares of Common Stock or Convertible Securities to be purchased by a new investor (defined as any investor that is unaffiliated with the holders of the Corporation's Preferred Stock immediately prior to the offer (the "Existing Preferred Stockholders")) and (ii) any additional amount to be purchased by an Existing Preferred Stockholder in excess of its Pro Rata Share. For purposes of determining the number of shares of Series B, Series C, Series D, Series E, Series F and Series F-1 Preferred Stock, respectively, owned by a holder, and for determining the number of Available Shares a holder has purchased, all shares held by affiliates of such holder shall be aggregated with such holder's shares and all shares purchased by affiliates of such holder shall be aggregated with the shares purchased by such holder (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons). The mandatory conversion pursuant to this clause (ix) shall be effected as follows:

                              (1) In the event that any holder of Existing
                              Preferred Stock does not purchase its Pro Rata Share of the Available Shares, then effective upon, subject to, and concurrently with, the consummation of the sale of Additional Shares of Common Stock referred to above (the "Financing"), all shares of Series B, Series C, Series D, Series E, Series F and Series F-1 Preferred Stock held by such holder whose then effective Conversion Price is greater than the Effective Price of the Additional Shares of Common Stock, as the case may be, shall automatically, and without any further action on the part of such holder, be converted on a share-for-share basis into shares of newly created series of Preferred Stock (having such number of shares as the Board of Directors may by resolution fix, and to be designated Series B-I, Series C-I, Series D-I, Series E-I, Series F-I and Series F-1-I, respectively, as the case may be), which newly created series shall be identical in all respects to the Series B, Series C, Series D, Series E, Series F and Series F-1 Preferred Stock, respectively, except that (i) the conversion price of such series shall be fixed at the Series B, Series C, Series D, Series E, Series F and Series F-1 Conversion Price, respectively, in effect immediately prior to the consummation of the Financing and shall not be subject to any further adjustment under Section 10(j), (ii) such new series shall not include a provision analogous to this Section 10(j)(x) and
                              (iii) the terms of such new series may vary from the terms of the Series B, Series C, Series D, Series E, Series F and Series F-1 Preferred Stock, respectively, to the extent deemed necessary by the Board of Directors to accomplish the intent of this Section (such new series of Preferred Stock, the "New Preferred Stock"). The Board of Directors shall take all necessary actions to designate any such series of New Preferred Stock. Upon such conversion (a "Special Mandatory Conversion"), any shares of Series B, Series C, Series D, Series E, Series F and Series F-1 Preferred Stock, respectively, so converted shall be cancelled and not subject to reissuance.

                              (2) Upon a Special Mandatory Conversion, each holder of shares of Existing Preferred Stock converted pursuant to Section 10(j)(x) shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of New Preferred Stock to which such holder is entitled pursuant to this
                              Section 10(j)(x). All rights with respect to the Existing Preferred Stock converted pursuant to
                              Section 10(j)(x) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of New Preferred Stock into which such Existing Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates for Existing Preferred Stock so converted, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of New Preferred Stock issuable on such conversion in accordance with the provisions hereof.

                              (3) All certificates evidencing shares of Existing Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the time of the Special Mandatory Conversion, be deemed to have been retired and cancelled, and the shares of Existing Preferred Stock represented thereby shall, from and after the time of the Special Mandatory Conversion, be deemed to have been converted into New Preferred Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Existing Preferred Stock accordingly.

                              (4) Notwithstanding any other provisions in this Certificate of Incorporation to the contrary, in the event that one or more series of New Preferred Stock are established, any reference in the terms of the Series B, Series C, Series D, Series E, Series F and Series F-1 Preferred Stock, respectively, or in the terms of such series of New Preferred Stock into which shares of such series have been converted, to the rights of the holders thereof to consent, vote or otherwise take action separately as a class (other than a waiver given with respect to the terms of Section 10(j) of the Existing Preferred Stock terms, to which this sentence shall not apply) shall be deemed to refer to a consent, vote or other action by the holders of the specified percentage of all outstanding shares of such series of Existing Preferred Stock and the series of New Preferred Stock into which shares of such series have been converted, considered together as a single class.

               (k) Accountants' Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock, upon the request of any of the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock.

               (l) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4(c)) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other Corporation, or any Asset Transfer (as defined in Section 4(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and the material terms of such transaction, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

               (m) Automatic Conversion.

                        (i) Each share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock shall automatically be converted into shares of Common Stock, based on each then-effective applicable Conversion Price, (A) at any time upon the affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock voting on an as-if-converted basis, together as a single class, or
                        (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least $20,000,000 (a "Qualified Public Offering"). Notwithstanding the foregoing, Series D and Series E Preferred Stock shall not be automatically converted under (A) above unless such affirmative vote includes at least 85% of the outstanding stock of Series D or E, respectively. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 10(d).

                        (ii) Upon the occurrence of any of the events specified in paragraph (i) above, the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock, as applicable, will be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation will not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock, as applicable, are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of any of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock, the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or, at the option of the Corporation, Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion), or, at the option of the Corporation, both, all declared and unpaid dividends on the shares of Series B Preferred Stock, Series C

                        Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock being converted, to and including the date of such conversion.

               (n) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series F-1 Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion.

               (o) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (p) Notices. Any notice required by the provisions of this
Section 10 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, having specified next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

               (q) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock so converted were registered.

               (r) No Dilution or Impairment. The Corporation shall not amend this Seventh Amended and Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock against dilution or other impairment.

                                       V.

      For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

      A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. Subject to the restrictions contained in this Seventh Amended and Restated Certificate, the number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

      B. Subject to the restrictions set forth in this Seventh Amended and Restated Certificate, the Board of Directors may from time to time make, amend, supplement or repeal the Bylaws.

      C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                                       VI.

      A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      B. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

      As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought; provided that any failure by an Indemnitee to promptly notify the Corporation of any such action, suit, proceeding or investigation shall not relieve the Corporation of its obligations under this Article VI, unless, and only to the extent, the Corporation is materially prejudiced by such failure. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

      In the event that the Corporation does not assume the defense of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, the Corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and further provided that no such advancement of expenses shall be made if it is determined that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

      The Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. In addition, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an

Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

      All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question,
(c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

      The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of the Indemnitees. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

      C. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

      The corporation is to have perpetual existence.

                                      VIII.

      The corporation reserves the right to amend, alter, change or repeal any provision contained in this Seventh Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

      IN WITNESS WHEREOF, the Corporation has caused this Seventh Amended and Restated Certificate of Incorporation to be signed by its President, Jeffrey H. Burbank, this 7th day of July, 2005.

                                           NxSTAGE MEDICAL, INC.

                                           By: /s/ Jeffrey H. Burbank
                                               --------------------------------
                                               Jeffrey H. Burbank, President